                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement                                        [ ] Confidential, for Use of the Commission Only
[X] Definitive Proxy Statement                                             (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                                USABANC.COM, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ________________________________________________________________________
    2) Aggregate number of securities to which transaction applies:


       ________________________________________________________________________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ________________________________________________________________________
    4) Proposed maximum aggregate value of transaction:


       ________________________________________________________________________

    5) Total fee paid:


       ________________________________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________

    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________

    3) Filing Party:

    ___________________________________________________________________________

    4) Date Filed:

    ___________________________________________________________________________

                               [GRAPHIC OMITTED]

                               One Lincoln Plaza
                              1535 Locust Street
                       Philadelphia, Pennsylvania 19102


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 15, 1999
                                                                  June 10, 1999
DEAR FELLOW SHAREHOLDER:

       Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of USABanc.com, Inc. (the "Company") will be held at the Union League, 140 South Broad Street, Philadelphia, Pennsylvania 19102, on July 15, 1999, at 11:00 a.m. for the purpose of considering and voting upon the following matters:

1. To elect nine directors to hold office until the 2000 Annual Meeting of Shareholders.

2. To approve the appointment of Grant Thornton, LLP as the Company's independent auditors for the 1999 fiscal year.

3. To approve an amendment to the Company's Stock Option Plan increasing the number of shares of the Company's common stock issuable thereunder by 250,000 shares.

4.    To transact such other business as may properly come before the Annual
      Meeting.

       The Board of Directors has fixed the close of business on June 1, 1999 as the record date for the Annual Meeting. Only shareholders of record at the close of business at that time are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

       The enclosed proxy is solicited by the Board of Directors. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Annual Meeting.

       You are cordially invited to attend the Annual Meeting in person. The proxy promptly. The return of the enclosed proxy will not affect your right to vote in person if you do attend the Annual Meeting.

                                   By Order of the Board of Directors,


                                   /s/ Kenneth L. Tepper
                                   -------------------------------------
                                   Kenneth L. Tepper
                                   President & Chief Executive Officer

                  IMPORTANT -- PLEASE MAIL YOUR PROXY PROMPTLY

                               [GRAPHIC OMITTED]

                               One Lincoln Plaza
                              1535 Locust Street
                       Philadelphia, Pennsylvania 19102

                             --------------------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                                 July 15, 1999

                             --------------------
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of USABanc.com, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), which will be held July 15, 1999, at 11:00 a.m. at the Union League, 140 South Broad Street, Philadelphia, Pennsylvania 19102, for the purposes set forth in the foregoing notice, or at any adjournment or postponement thereof. This Proxy Statement, the foregoing notice and the enclosed proxy are first being sent to shareholders of the Company on or about June 10, 1999.


                   OUTSTANDING SECURITIES AND VOTING RIGHTS

     The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting was June 1, 1999. Only shareholders of record as of that date are entitled to notice of, and to vote at, the Annual Meeting.

     On the record date, 2,007,392 shares of the Company's Class A common stock, $1.00 per share par value ("Common Stock"), were outstanding and eligible to be voted at the Annual Meeting. The Common Stock was held by approximately 214 holders of record as of the record date. On the record date, 10,000 shares of Class B Common Stock, $.01 per share par value ("Class B Common Stock" and, collectively with the Common Stock, the "Common Shares"), were outstanding and eligible to be voted at the Annual Meeting. On June 15, 1999, the Company will pay to the shareholders of record as of June 1, 1999 a 100% stock dividend (the "1999 Stock Dividend") which will have the effect of increasing the number of issued and outstanding shares of Common Stock by a multiple of two. Under the Company's Articles of Incorporation, each Common Share is entitled to one vote. The voting rights of the Common Stock and the Class B Common Stock are identical except with respect to the election of Directors. Holders of Common Stock are entitled to elect two-thirds (66.67%) of the total number of Directors constituting the Board of Directors and the holders of the Class B Common Stock are entitled to elect one-third (33.33%) of the total number of Directors constituting the Board of Directors of the Company. Kenneth L. Tepper, President and Chief Executive Officer of the Company, the holder of all of the issued and outstanding Class B Common Stock, has waived, solely with respect to this Annual Meeting, his right to elect such Directors. Accordingly, each Common Share is entitled to one vote, voting as a single class on all matters submitted to the shareholders of the Company at this Annual Meeting, including the election of Directors.

     Unless contrary instructions are received, all Common Shares represented by valid proxies received pursuant to this solicitation will be voted FOR the election of the nine nominees for Director, FOR the approval of Grant Thornton, LLP, as the Company's outside auditors and FOR the approval of an amendment to the Company's Stock Option Plan to increase the number of shares of Common Stock issuable thereunder by 250,000 shares.

     Shareholders may revoke the proxy prior to the time it is exercised by providing written notice to the Secretary of the Company. As of the date hereof, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the proposals referred to above. Should any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to the instruction of the Board of Directors. In the election of Directors, shareholders entitled to vote will not have cumulative voting rights.

     The presence at the Annual Meeting, in person or by proxy, of persons entitled to cast a majority of the votes which shareholders of Common Shares are entitled to cast on each matter will constitute a quorum as to such matter. In the event that the Annual Meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned Annual Meeting, although less than a quorum as described in the preceding sentence, shall constitute a quorum for the purpose of acting upon any matter set forth in the foregoing notice.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting, whether in person or by proxy. Other than the election of Directors, each matter to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

                              STOCK OWNERSHIP OF
                     MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth information concerning the beneficial ownership of the Company's shares of Common Stock as of June 1, 1999, by each director, the executive officers named in the Summary Compensation Table, all directors and officers as a group, and each person known to the Company to beneficially own 5% or more of the Company's issued and outstanding Common Stock. Based on information filed with the Securities and Exchange Commission (the "Commission") on Schedule 13D and Schedule 13G pursuant to Rule 13d-3 of the Securities Exchange Act of 1934 (the "Exchange Act") by persons who beneficially own 5% or more of the Company's Common Stock, the Company does not believe that any shareholder other than Mr. Tepper beneficially owns in excess of 5% of the Company's Common Stock. Mr. Tepper also owns all 10,000 shares of the issued and outstanding Class B Common Stock. The address for each person listed in the following table is 1535 Locust Street, Philadelphia, Pennsylvania 19102. All share information set forth gives effect to 33% stock dividends which the Company paid on July 18, 1997 and August 17, 1998, but does not give effect to the 1999 Stock Dividend payable on June 15, 1999 to shareholders of record as of June 1, 1999.



                                   Shares of Class A         Percentage of Shares of
                                   Common Stock              Class A Common Stock
Name of Beneficial Owner           Beneficially Owned (1)    Beneficially Owned (1)
---------------------------------  ------------------------  ------------------------
George M. Laughlin                      62,043(2)(3)                   3.1
Zeev Shenkman                           55,700(4)                      2.7
Clarence L. Rader                       17,689(2)                       *
Kenneth L. Tepper                      271,322(5)                     12.3
Jeffrey A. D'Ambrosio                   42,867(2)                      2.1
George C. Fogwell, III                  44,753(2)(6)                   2.2
John A. Gambone                         56,401(2)(7)                   2.8
Carol J. Kauffman                       61,337(8)(9)                   3.0
Wayne O. Leevy                          10,613(2)                       *
Brian M. Hartline                       40,000                         2.0
Directors and Executive Officers
  (10 persons)                         662,725                        28.3%
                                       =========                      ====

---------------
* Less than 1 percent (1%)

(1) Based upon 2,007,392 shares of Common Stock outstanding as of June 1, 1999 (which does not include the shares of Class B common stock which are convertible into shares of Common Stock). Calculated in accordance with Rule 13d-3 promulgated under the Exchange Act. Also includes shares owned by (i) a spouse, minor children or by relatives sharing the same home, (ii) entities owned or controlled by the named person and (iii) other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2) Includes options to purchase 8,845 shares which are exercisable at $5.65 per share.

(3) Includes 17,689 shares held by Mr. Laughlin's wife and 884 shares held by his daughter.

(4) Includes options to purchase 33,250 shares of Common Stock which are exercisable at $11.28 per share.

(5) Includes 177 shares of Common Stock held by Mr. Tepper as custodian for his minor son. Also includes options to purchase 168,090 shares of Common
    Stock which are exercisable at $5.65 per share and options to purchase 23,940 shares of Common Stock which are exercisable at $7.52 per share. Does not include 10,000 shares of the Company's Class B Common Stock which are beneficially owned by Mr. Tepper and which are convertible in 2001 into 108,230 shares of Common Stock.

(6) Includes 531 shares of Common Stock held by Mr. Fogwell's children.

(7) Mr. Gambone's shares of Common Stock are held in the name of a trust, of which Mr. Gambone is trustee (26,533 shares), and in the name of a corporation (18,944 shares), of which Mr. Gambone is president. Includes 310 shares of Common Stock (as to which Mr. Gambone disclaims beneficial ownership), owned by family members who reside in Mr. Gambone's home.

(8) Includes 1,620 shares of Common Stock owned by Mrs. Kauffman's husband, options to purchase 53,067 shares of Common Stock held by Mrs. Kauffman's husband, which are exercisable at $5.65 per share, and options to purchase 1,330 shares of Common Stock presently exercisable at $7.52.

(9) Includes options to purchase 6,650 shares of Common Stock which are exercisable at $11.28 per share.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Exchange Act requires the Company's directors, certain of its officers and persons who own more than 10 percent of the Company's Common Stock (collectively the "Reporting Persons") to file reports of ownership and changes in beneficial ownership with the Commission and to furnish the Company with copies of these reports.

     Based on the Company's review of the copies of these reports received by it, and representations received from Reporting Persons, the Company believes that all filings required to be made by the Reporting Persons for the period January 1, 1998 through December 31, 1998 were made on a timely basis.


                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

     At the Annual Meeting, nine directors will be elected to hold office until the 2000 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. The Board of Directors has nominated each of the persons set forth below to serve as members of the Board of Directors. Each of the nominees is currently serving as a Director, and each has indicated a willingness to continue serving as a Director. Should any nominee become unavailable to accept election as a Director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other person as the Board of Directors may recommend, unless the Board of Directors otherwise reduces the number of Directors.

     Certain information concerning the nominees for election as Director is set forth below.


Nominees for 1999 Annual Meeting



          Name                  Position with Company        Age     Director Since
------------------------   ------------------------------   -----   ---------------
George M. Laughlin         Chairman                          78          1995
Zeev Shenkman              Vice-Chairman                     47          1998
Kenneth L. Tepper          President & CEO/Director          37          1995
Clarence L. Rader          Director/Chairman of Bank(1)      68          1995
Jeffrey A. D'Ambrosio      Director                          44          1995
George C. Fogwell, III     Director                          52          1995
John A. Gambone            Director                          60          1995
Carol J. Kauffman          Director                          52          1997
Wayne O. Leevy             Director                          55          1996

---------------
(1) BankPhiladelphia, the Company's wholly-owned FDIC banking subsidiary.

     Following is a brief summary of each Director's occupation over the last five years:

     George M. ("Dewey") Laughlin is a real estate investor and insurance broker and the founder/owner of Best Auto Tags and Abat's Auto Tags, one of the first companies to originate 24-hour licensed messenger service in Pennsylvania. Mr. Laughlin owns and manages a total of 24 branch locations throughout the Commonwealth of Pennsylvania. He is a veteran of the United States Navy, having served on the aircraft carrier U.S.S. Independence in every major South Pacific campaign of World War II.

     Zeev Shenkman has been the Chief Executive Officer of Shen Management Corporation since September 1995. From 1996 through 1997, Mr. Shenkman was Chief Financial Officer of Global Sports, Inc. Prior thereto, from May 1984 through March 1995, Mr. Shenkman was the Chief Financial Officer of Today's Man, Inc. In 1996, Today's Man filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code and emerged under a plan approved in 1998.

     Kenneth L. Tepper has been a Director and President and Chief Executive Officer of the Company and of BankPhiladelphia, the Company's wholly-owned Federal Deposit Insurance Corporation ("FDIC") banking subsidiary (the "Bank") since 1995. Prior thereto, Mr. Tepper served as an agent of the FDIC assigned to the Resolution Trust Company from 1990 through 1991. Thereafter, Mr. Tepper was Director of Merchant Banking at Tucker Federal SLA, and from 1994 through 1995 was Managing Director of Merchant*BancShares, Inc., an investment banking firm specializing in community bank mergers and loan portfolio acquisitions. He was Finance Chairman of the Pennsylvania Republican State Committee during the 1994 gubernatorial campaign, a principal of the 1995 Congressional Medal of Honor Society Convention, and in March 1999 was appointed to the Pennsylvania Industrial Development Authority. He serves on the Board of Directors of TRM Corporation, a public company in the self-service photocopy business in which the Company maintains a $500,000 investment in debt securities.

     Clarence L. Rader has served as Chairman of the Bank since November 1995. Prior thereto, he served as President and Chief Executive Officer of the Bank from 1986 to 1995. Mr. Rader was President of the Norristown School Board and Chairman of the Central Montgomery County Chamber of Commerce from 1991 to 1992. He is a senior appraiser with the American Society of Appraisers.

     Jeffrey A. D'Ambrosio has been the owner and is Chief Executive Officer of D'Ambrosio Dodge in Downingtown, Pennsylvania, since 1985. Mr. D'Ambrosio presently owns and manages 11 auto franchises in Chester County, Pennsylvania. Mr. D'Ambrosio is a member of the Dodge Dealers National Advertising Council and serves on the Pennsylvania Board of Vehicle Manufacturers, Dealers and Salespersons.

     George C. Fogwell, III is a Senior Captain with Delta Airlines, where he also serves as a flight instructor.

     John A. Gambone is the Chairman, President and Chief Executive Officer of Gambone Bros. Organization, Inc., a real estate development concern founded in 1958 and headquartered in Fairview Village, Pennsylvania. He is a member of the Pennsylvania Horse Breeders Association as well as numerous professional organizations related to the building industry.

     Carol J. Kauffman has served as the Director of Business Development for Lawyers' Travel Service Division of the World Travel Specialists Group since 1996. Prior to Lawyers' Travel, Ms. Kauffman was Senior Account Executive, Account Services, for Reimel Carter Public Relations firm. In the mid-1980s, she founded the successful firm, Lawlor Jackson, Inc., which she later sold.

     Wayne O. Leevy is the Managing Partner of Mitchell & Titus, LLP, a public accounting firm. Prior to Mitchell & Titus, Mr. Leevy was Managing Officer of Leevy, Redcross and Co., which merged with Mitchell & Titus in 1990.

     No family relationship exists among the Directors or Executive Officers of the Company.


THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" EACH OF THE NOMINEES FOR
DIRECTOR.

Meetings of the Board of Directors, Committees of the Board of Directors

     The Board of Directors of the Company held eleven regular meetings during 1998. Each of the nominees for election as a Director attended at least 75% of the meetings of the Board of Directors which were held after each Director's election during 1998.

     The Board of Directors has, among others, an Audit Committee, a Compensation Committee, an Options Committee and an Asset/Liability Committee. The Board of Directors does not have a Nominating Committee.

     The Audit Committee arranges for the annual audit of the financial statements of the Company and the Bank through its independent auditors, evaluates and implements the recommendations of the annual and interim audits, receives all reports of examination of the Bank by banking regulatory agencies, analyzes such regulatory reports, and reports to the Board of Directors the results of its analysis of the regulatory reports. The Audit Committee consists of Mr. Fogwell, Ms. Kauffman, Mr. Leevy, Mr. Rader and Mr. Shenkman. The Audit Committee held one meeting during 1998.

     The Compensation Committee reviews and makes recommendations to the Board of Directors as to the Company's and the Bank's staffing levels, performance evaluations, compensation levels and benefits. The Compensation Committee consists of Mr. Fogwell (Chairman), Mr. Laughlin, Mr. Rader and Mr. Tepper (who removes himself from any decisions regarding his own compensation). The Compensation Committee held one meeting during 1998.

     The Options Committee reviews and takes recommendations from the Compensation Committee and the Board of Directors regarding the awarding of long-term incentive stock options to employees and Directors of the Company and its subsidiaries. The Options Committee consists of Mr. Fogwell (Chairman), Mr. Laughlin and Mr. Rader. The Options Committee held two meetings during 1998.

     The Asset/Liability Committee reviews and makes recommendations to the Board of Directors regarding the Company's Investment and Asset/Liability policies which guide overall risk tolerance, liquidity levels, interest rate risk exposure and credit quality. The Asset/Liability Committee consists of Mr. Fogwell (Chairman), Ms. Kauffman, Mr. Leevy, Mr. Rader and Mr. Shenkman. The Asset/Liability Committee held four meetings during 1998.


Compensation of Directors

     Directors of the Company receive a fee of $200 for each meeting of the Board of Directors attended and $100 for each committee meeting attended. Mr. Laughlin receives $1,000 per month, plus reimbursement of reasonable out-of-pocket expenses not to exceed $12,000 per year. Mr. Shenkman receives $25,000 per year pursuant to his election as Vice-Chairman of the Company. During 1998, an aggregate of $58,800 was paid to Directors for their services. No Director received more than $14,200 in 1998.

     During 1998, Ms. Kauffman was awarded options to purchase 1,330 shares of Common Stock at an exercise price of $7.52 per share and options to purchase 6,650 shares of Common Stock at an exercise price of $11.28 per share. Mr. Shenkman was awarded options to purchase 33,250 shares of Common Stock at an exercise price of $11.28 per share. Also, Mark A. Kearney was awarded options to purchase 6,650 shares of Common Stock at an exercise price of $11.28 per share. Such options were subsequently forfeited in connection with Mr. Kearney's resignation from the Board of Directors.


Executive Officers

     The Executive Officers of the Company are Kenneth L. Tepper, President and Chief Executive Officer, and Brian M. Hartline, Chief Financial Officer of the Company and Chief Operating Officer of the Bank. For Mr. Tepper's biographical information, see Nominees for 1999 Annual Meeting. Following is a brief summary of Mr. Hartline's occupations for the last five years.

     Brian M. Hartline, age 34, is currently Chief Financial Officer of the Company and Chief Operating Officer of the Bank, where he has been employed since December 1998. Prior to joining the Company, Mr. Hartline served from 1994 through 1998 in a number of positions, including Executive Vice President and Chief Financial Officer, at ML Bancorp, Inc. in Villanova, Pennsylvania, and from 1990 to 1994 as Vice President and Controller of PNC Bank (Central Region), formerly United Federal Bank, in State College, Pennsylvania. Mr. Hartline is a licensed certified public accountant.

Compensation of Executive Officers

     The following table sets forth compensation paid in fiscal 1998 for services performed in all capacities for the Company and the Bank with respect to the Chief Executive Officer and Chief Financial Officer.


                          SUMMARY COMPENSATION TABLE



                                                                                                   Long-Term
                                                                                                  Compensation
                                         Fiscal         Annual                Other            No. of Securities
Name and Principal Position               Year          Salary             Compensation        Underlying Options
--------------------------------------  --------  -----------------  -----------------------  -------------------
Kenneth L. Tepper, President and
  Chief Executive Officer ............   1998         $245,000(1)         $162,000(2)(3)                --
                                         1997         $120,000            $ 12,000(3)                   --
                                         1996         $120,000            $ 12,000(3)              100,000
Brian M. Hartline, Chief Financial
  Officer ............................   1998         $160,000(4)               --                  20,000

---------------
(1) Mr. Tepper's annual base salary was increased to $245,000 effective March 1, 1998.

(2) Mr. Tepper received a payment of $150,000 in connection with his agreement to cap the anti-dilutive feature of the Class B Common Stock. See "Certain Relationships and Related Transactions."

(3) In addition to his base salary, Mr. Tepper received $12,000 in additional compensation which was used to purchase a deferred compensation life insurance policy.

(4) Mr. Hartline was employed by the Company on December 1, 1998 at an annual base salary of $160,000.

Stock Options


     The following table sets forth certain information concerning options to purchase Common Stock of the Company granted to the executive officer named in the Summary Compensation Table in the fiscal year ended December 31, 1998.


                       Option Grants in Last Fiscal Year



                                                        Individual Grants
                             ------------------------------------------------------------------------
                                    Number of          % of Total Options
                              Securities Underlying        Granted in         Exercise     Expiration
Name                            Options Granted(1)     Fiscal Year("FY")      Price(1)        Date
---------------------------  -----------------------  -------------------  -------------  -----------
Kenneth L. Tepper .........          35,378                  23.3%            $7.52/sh       2/11/03
Kenneth L. Tepper .........          17,689                  11.6%            $7.52/sh       2/11/03
Brian M. Hartline .........          20,000                  13.2%            $7.50/sh      12/01/09

---------------
(1) All information set forth gives effect to 33% stock dividends which the Company paid on July 18, 1997 and August 17, 1998, but does not give effect to the 1999 Stock Dividend payable on June 15, 1999 to shareholders of record as of June 1, 1999.

     The following table sets forth certain information concerning the exercise in the fiscal year ended December 31, 1998 of options to purchase Common Stock by Mr. Tepper and the unexercised options to purchase Common Stock held by Mr. Tepper at December 31, 1998. Year-end values are based upon the closing market price of a share of the Company's Common Stock on December 31, 1998 of $9.00.


                Aggregated Option Exercises in Last Fiscal Year
                           and FY-End Option Values


                                                            Number of Securities
                                                           Underlying Unexercised             Value of Unexercised
                                                                 Options at                   In-the-Money Options
                                                                  FY-End(#)                     at FY-End ($)(1)
                                                       -------------------------------   ------------------------------
                          Shares
                       Acquired on         Value
        Name             Exercise      Realized (1)     Exercisable     Unexercisable     Exercisable     Unexercisable
-------------------   -------------   --------------   -------------   ---------------   -------------   --------------
Kenneth L. Tepper         8,800           $24,595         179,980           27,930          $562,834            0

---------------
(1) Values are calculated by subtracting the exercise price from the fair market value as of the exercise date or fiscal year end, as appropriate. Values are reported before any taxes associated with exercise or subsequent sale of the underlying stock.

Employment Agreements

     On November 30, 1995, the Company entered into a five-year employment agreement with Mr. Tepper pursuant to which he received an annual base salary of $120,000 and may receive an annual cash bonus and grant of stock options as determined by the Board of Directors. Mr. Tepper has not received any cash bonuses. Pursuant to the agreement, Mr. Tepper was granted options to purchase 176,890 shares of Common Stock (as adjusted for stock dividends) at an exercise price of $5.65 per share (as adjusted for stock dividends). All of the options are currently exercisable and expire in November 2005. The agreement provides that in the event the Company discharges Mr. Tepper other than for "cause" (as defined in the employment agreement), disability or incapacity, or Mr. Tepper terminates his employment with the Company upon the occurrence of certain specified events or occurrences, including "a change of control" (as defined in employment agreement) of the Company, Mr. Tepper will receive severance payments equal to his accrued but unpaid base compensation and incentive compensation plus a lump sum equal to no more than 2.99 times the average of his total annual compensation over the previous five years. Effective March 1, 1998, the Company extended Mr. Tepper's agreement through February 12, 2001 at an annual base salary of $245,000 and an annual cash bonus and grants of stock options as may be determined by the Board of Directors. Pursuant to the agreement, Mr. Tepper was granted options to purchase 35,378 shares of Common Stock (as adjusted for stock dividends) at $7.52 per share (as adjusted for stock dividends), and options to purchase 17,689 shares of Common Stock (as adjusted for stock dividends) at $11.31 per share (as adjusted for stock dividends). Of the 35,378 options, 15,920 vested on August 13, 1998, 15,920 vested on February 13, 1999, and 3,538 will vest on February 13, 2000. Of the 17,689 options granted, 6,898 will vest on February 13, 2000, 8,844 will vest on February 13, 2001 and 1,945 will vest on February 13, 2002.

     On December 1, 1998, the Company and the Bank entered into a three-year employment agreement with Mr. Hartline pursuant to which Mr. Hartline serves as Chief Financial Officer of the Company and Chief Operating Officer of the Bank. Mr. Hartline receives an annual base salary of $160,000 and will receive incentive compensation in the amount of $40,000 if the Company earns in excess of $1.00 per share (as adjusted for stock splits, stock dividends, etc.) in any fiscal year. Pursuant to the agreement, Mr. Hartline was granted or will be granted options to purchase 20,000 shares of Common Stock on November 30 of each of 1998, 1999 and 2000, for a total of 60,000 options. The options vest over a three-year period according to the following vesting schedule: 10,000 in year one, 5,000 in year two and 5,000 in year three. The exercise price of the options will be the last reported sale price on the Nasdaq SmallCap Market of the Company's Common Stock for the business day preceding the date of grant. If Mr. Hartline's employment is terminated by the Company without "cause" (as defined in the employment agreement), Mr. Hartline will receive, until the earlier of the remaining term of the employment agreement or obtaining employment elsewhere, his current salary, medical benefits, use of an automobile and any earned bonuses. In the event of a "change in control" (as defined in the Company's Stock Option Plan), Mr. Hartline shall receive his current salary, medical benefits and the use of an automobile for 24 months, if he is not offered continued employment with the same job title, responsibilities and compensation following the change in control.

Certain Relationships and Related Transactions

     The Bank has engaged in, and expects in the future to engage in, banking transactions in the ordinary course of business with its directors, executive officers and principal shareholders (or their affiliate organizations) on substantially the same terms as those prevailing for comparable transactions with others. All loans by the Bank to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 1998, certain executive officers and directors of the Company or the Bank had outstanding indebtedness in amounts exceeding $60,000 to the Bank as follows: As of December 31, 1998, two companies in which Mr. Gambone owns a minority interest had outstanding indebtedness totaling $431,093. Of this amount, $278,523 is secured by real estate and $152,570 is secured by titles to motor vehicles, with all loans personally guaranteed by Mr. Gambone. Mr. Tepper had outstanding loan commitments totaling $695,770, of which $645,770 is secured by a residential mortgage and $50,000 is an unsecured line of credit. Mr. Shenkman has two outstanding loan commitments totaling $1.2 million. Both loans are secured by marketable securities and a second mortgage on residential real estate. Additionally, Mr. Laughlin had outstanding loan commitments totaling $190,000, of which $140,000 is secured by commercial real estate and $50,000 is an unsecured line of credit. The aggregate amount of loans outstanding to executive officers and directors of the Bank as of December 31, 1998 equaled 21.7% of shareholder's equity.

     Mr. Tepper, the Company's President and Chief Executive Officer, is the sole holder of the Company's Class B common stock. The terms of the Class B common stock provide that on January 1, 2001, all of the authorized shares of Class B common stock will automatically convert into 10% of the then issued shares of common stock, rounded up to the nearest whole share. In connection with a private placement of the Company's Common Stock in February 1998, the Company and Mr. Tepper entered into an agreement pursuant to which the Company has an option to pay Mr. Tepper $150,000 per year for each of the three years beginning in 1998 in exchange for Mr. Tepper agreeing to cap the non-dilutive feature of the Class B common stock to 10% of the common stock outstanding prior to the February 1998 private placement of common stock, or 108,230 shares, and waive any future exercise of the non-dilutive feature of the Class B common stock. The first payment was made upon the closing of the February 1998 private placement. The second payment was made in January 1999. The third optional payment is anticipated to be made on January 2, 2000.

     In March 1999, the Company's USA Capital Trust I subsidiary completed an offering of $10,000,000 aggregate principal amount of Series A 9.50% Capital Securities (the "Trust Preferred Securities"). Royal Bancshares of Pennsylvania, Inc. ("Royal") purchased $3,000,000 of the Trust Preferred Securities. Daniel M. Tabas, the Chairman of the Board of Royal, is the father-in-law of Mr. Tepper.


                                  PROPOSAL TWO
             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to shareholder ratification, the Board of Directors has reappointed Grant Thornton, LLP, which served as the Company's independent auditors for the Company's most recent audit, to serve as the Company's independent auditors for the current fiscal year. If the shareholders do not ratify this appointment by the affirmative vote of a majority of the Common Shares voting at the Annual Meeting, other independent auditors will be considered by the Board of Directors upon recommendation of the Audit Committee.

     Grant Thornton has no interest in or relationship with the Company except in the capacity of independent auditors, nor has the firm had any other interest or relationship with the Company in the past.

     The Company's financial statements for the year ended December 31, 1998 were examined by Grant Thornton, independent public accountants, and the Audit Committee of the Company's Board of Directors meets with representatives of Grant Thornton periodically to review the nature and scope of services provided to the Company by Grant Thornton, LLP.

     A representative of Grant Thornton, LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he desires to do so and is also expected to be available to respond to appropriate questions of shareholders.

                    THE BOARD OF DIRECTORS RECOMMENDS VOTING
          "FOR" RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON, LLP
             AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 1999.

                                 PROPOSAL THREE
           APPROVAL OF AN AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN
                TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
                     ISSUABLE THEREUNDER BY 250,000 SHARES.

     At the Annual Meeting, there will be presented to the shareholders a proposal increasing the number of shares covered by the Company's Stock Option Plan by 250,000 shares. Previously, shareholders of the Company approved the issuance of 530,670 shares of Common Stock under the Stock Option Plan, after taking into account the 33% stock dividends which the Company paid on July 18, 1997 and August 17, 1998. Following the 1999 Stock Dividend payable on June 15, 1999 to shareholders of record as of June 1, 1999, approval of this proposal will have the effect of authorizing an additional 500,000 shares of Common Stock for awards under the Stock Option Plan.

     The Company has experienced significant growth in infrastructure since its inception. In 1995, at the time of the adoption of the Stock Option Plan, the Company had only six full-time employees. As of March 31, 1999, the Company had in excess of 47 full-time employees and expects to continue to add employees to support the Company's growth. The Company currently has only approximately 22,942 shares of Common Stock available for awards under the Stock Option Plan. While a modest number of shares of Common Stock may become available due to forfeiture, the Board of Directors believes that the number of existing shares of Common Stock available for awards under the Stock Option Plan is insufficient to meet the corporate goals of the Company.

     The Stock Option Plan, as currently in effect, permits the Board of Directors to grant Stock Options to "key" employees and non-employee members of the Board of Directors. The Board of Directors has approved a resolution, subject to shareholder approval, amending the Stock Option Plan to provide that persons eligible for participation in the Stock Option Plan may include officers and other employees of the Company or any subsidiary of the Company, non-employee members of the Board of Directors, and independent contractors and consultants to the Company. This broader eligibility standard for participation in the Company's Stock Option Plan will provide the Company's Board of Directors with greater flexibility to meet the needs of an expanding and evolving business. The Board of Directors has determined that it is in the Company's best interest to grant Stock Options to all employees so that the interests of all employees are aligned with the interests of the Company's shareholders.

     This amendment will not be effective unless and until it is approved by the Company's shareholders. The Stock Option Plan will not change except as stated above.

 Summary Description of the Stock Option Plan, as it applies to Proposal III.

     On November 8, 1995, the Board adopted and the shareholders of the Company approved the Company's Stock Option Plan. As in effect, the Stock Option Plan provides for the granting of options intended to qualify as incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options ("NQSOs") (ISOs and NQSOs, collectively, the "Stock Options"). Effective May 19, 1999, the Board of Directors adopted a further amendment and restatement to the Stock Option Plan, subject to receipt of shareholder approval at the Annual Meeting. The Stock Option Plan as adopted by the Board of Directors is set forth as Annex A to this Proxy Statement. The description of the Stock Option Plan contained herein is qualified in its entirety by reference to such Annex A.

     General. Persons eligible for participation in the Stock Option Plan include key employees and non-employee members of the Board of Directors. Approval of the proposed revisions to the Stock Option Plan would broaden the eligibility for participation in the Stock Option Plan to include officers and other employees of the Company or any subsidiary of the Company, non-employee members of the Board of Directors and independent contractors and consultants to the Company. The Stock Option Plan currently provides for the issuance of options to purchase 521,870 shares of Common Stock. Approval of the proposed revisions to the Stock Option Plan would increase the maximum number of shares of Common Stock that would be issuable under the Stock Option Plan by an additional 500,000 shares, following the payment on June 15, 1999 of the 100% stock dividend to shareholders of record as of June 1, 1999.

     Administration. The Stock Option Plan is administered by a committee (the "Committee") of the Board of Directors consisting of not less than two persons who are "disinterested directors" under Rule 16b-3 of the Exchange Act. The Committee has full power to administer and interpret the Stock Option Plan. The Company's Options Committee currently serves as the "Committee" for the Stock Option Plan. The Committee has not yet granted any Stock Options which it would be permitted to grant if shareholders approve this Proposal 3.

     The Shares. Each of the Stock Options will be granted for a term of 10 years from the date of grant, subject to earlier termination on the optionee's death, disability or termination of employment or other relationship with the Company. The Stock Options are subject to vesting, which commences on the date of grant and ends on the date or dates determined by the Committee. In the event of a change of control, as defined in the Stock Option Plan, all options granted become immediately vested and exercisable. The Stock Options are not assignable or otherwise transferrable except by will or the laws of descent and distribution and pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA. The Committee has the discretion to provide that a recipient of Stock Options may transfer the Stock Options to his or her children, grandchildren or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners. The exercise price of the Stock Options is payable in cash, certified or cashier's check payable to the order of the Company, through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board, or, with the consent of the Committee, by delivering shares of Common Stock already owned by the optionee.

     Amendments. The Committee has the full authority to amend the Stock Option Plan, except that shareholder approval is required to (i) increase the number of shares available for the Stock Option Plan, or (ii) change the class of individuals eligible to receive an ISO. The Stock Option Plan shall be deemed effective as of May 19, 1999, subject to shareholder approval and will terminate on May 19, 2009, the tenth anniversary of its effective date.

     Federal Income Tax Consequences. The federal income tax consequences of an optionee's participation in the Stock Option Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to Stock Options.

     The tax consequences of a Stock Option depend on whether the Stock Option is an ISO or a NQSO. An optionee will not recognize income at the time of a grant or exercise of an ISO and the Company may not deduct the related expense at those times. However, for purposes of the alternative minimum tax, the difference between the exercise price and the fair market value of the stock will be included in alternative minimum tax income. If, however, an optionee sells stock acquired pursuant to the exercise of an ISO in the year in which the option is exercised, the maximum amount that will be included as alternative minimum tax income is the gain on the disposition of the ISO stock. The optionee has a taxable event only upon a later sale or disposition of the stock acquired pursuant to the exercise of the ISO. The tax treatment of the disposition of the stock will depend on when the optionee disposes of the stock. An optionee who sells stock acquired pursuant to the exercise of an ISO within one year from the date of exercise or within two years of the date of grant will recognize ordinary income equal to the difference between the ISO's exercise price and the lesser of the fair market value of the stock on the date of exercise or the date of disposition and capital gain to the extent that the amount received on disposition exceeds such fair market value on the date of exercise. To the extent that an optionee recognizes ordinary income pursuant to the preceding sentence, the Company is allowed a deduction for federal income tax purposes in like amount in the year of disposition. The Company is not allowed a deduction regarding the portion of the optionee's income taxed as a capital gain. An optionee who disposes of stock after a date that is both two years after the grant and one year after its exercise will recognize capital gain equal to the difference between the amount received on disposition and the adjusted basis in the stock. The capital gain will be long term as the optionee's holding period in the stock begins at the exercise of the option.

     A different set of rules govern NQSOs. There are no federal income tax consequences to the optionee or the Company upon the grant of NQSOs. Upon exercise of a NQSO, the optionee will recognize ordinary income in the amount by which the fair market value of the Stock Option exceeds the exercise price of the Stock Option. The Company is allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee at the time of exercise of NQSOs. The optionee's holding period for purposes of determining whether any subsequently realized gain or loss will be long-term or short-term will begin at the time the optionee recognizes ordinary income. If, at the time of issuance of the option shares, the optionee is subject to the restrictions of Section 16(b) of the Exchange Act, then the optionee generally will recognize ordinary income as of the later of (i) the date of exercise, or
(ii) the expiration of six months from the date of option grant, based upon the difference between the fair market value of the option shares at such time and the exercise price.

     Section 162(m). Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. An exception does exist, however, for "performance-based" remuneration, including amounts received upon the exercise of Stock Options pursuant to a plan approved by shareholders that meets certain requirements contained in Section 162(m) of the Code. This deduction limitation is not applicable to ISOs unless the optionee exercises the ISO more than three months after he or she terminates employment or disposes of the shares before the specified holding periods have expired. The Option Plan is intended to make option grants thereunder meet the requirements of "performance-based" remuneration.


                          Vote Required for Approval

     The proposal to approve the issuance and grants of up to 250,000 additional shares of Common Stock under the Stock Option Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

   The Board of Directors unanimously recommends a vote for Proposal Three.


                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may be brought before the Annual Meeting. However, if any such other matters are properly presented for such action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with the direction of the Board of Directors.

                                 MISCELLANEOUS

Solicitation of Proxies

     This Proxy Solicitation is being made by the Board of Directors and the cost of the solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by Executive Officers, Directors and employees of the Company who will not be specially compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons and the Company will reimburse such persons for their reasonable expenses incurred in such activity.

     It is important that proxies be returned promptly. Shareholders who do not expect to attend the Annual Meeting in person are urged to mark, sign and date the accompanying proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

Shareholder Proposals

     Shareholder proposals intended to be presented at the next Annual Meeting of Shareholders of the Company, including recommendations for nominees for Directors, must be received by the Company by February 10, 2000 in order to be considered for inclusion in the Company's proxy statement relating to such Annual Meeting. Reference is made to Rule 14a-8 under the Exchange Act, for information concerning the content and form of such proposal and the manner in which such proposal must be made.

Annual Report on Form 10-KSB

     A copy of the Company's Annual Report on Form 10-KSB and Form 10-KSB/A for the fiscal year ended December 31, 1998 accompanies this Proxy Statement. An additional copy of the Company's Annual Report on Form 10-KSB and Form 10-KSB/A for the fiscal year ended December 31, 1998 will be sent without charge to shareholders to whom this Proxy Statement is mailed upon written request to the Secretary, USABanc.com, Inc., One Lincoln Plaza, 1535 Locust Street, Philadelphia, Pennsylvania 19102.

                                   By Order of the Board Directors

June 10, 1999                      /s/ Kenneth L. Tepper
                                   -------------------------------------
                                   Kenneth L. Tepper
                                   President and Chief Executive Officer

                                                                        Annex A


                                USABanc.com, Inc.
                                STOCK OPTION PLAN
    Approved by the Board of Directors May 19, 1999, subject to shareholder approval


     1. Purpose. USABanc.com, Inc. (the "Company") hereby adopts the amended and restated USABanc.com, Inc. Stock Option Plan (the "Plan"). The Plan is intended to recognize the contributions made to the Company by officers and other employees of the Company or any Affiliate (as defined below), non-employee members of the Board of Directors (as defined below) and independent contractors and other consultants of the Company and its Affiliates, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Class A Common Stock, par value $1.00 per Share (the "Common Stock").

     2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

        "Act" means the Securities Act of 1933, as amended.

        "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code.

        "Award Limit" means 125,000 shares of Common Stock.

        "Board of Directors" means the Board of Directors of the Company.

        "Change of Control" shall have the meaning as set forth in Section 10 of the Plan.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" shall have the meaning set forth in Section 3 of the Plan.

        "Company" means USABanc.com, Inc., a Pennsylvania business corporation.

        "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

        "Disinterested Director" shall mean a member of the Board of Directors of the Company who is "disinterested" within the meaning of Rule 16b-3.

        "Fair Market Value" shall have the meaning set forth in Subsection 8(b) of the Plan.

        "Family Transfer" shall mean a transfer described in Subsection 8(f) of the Plan.

        "Grantee" shall mean a person to whom an Option has been granted pursuant to the Plan.

        "ISO" means an Option granted under the Plan which is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code.

        "Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an "incentive stock option" within the meaning of Section 422(b) of the Code.

        "Option" means either an ISO or a Non-qualified Stock Option granted under the Plan.

        "Optionee" means a person to whom an option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

        "Option Document" means the document described in Section 8 or Section 9 of the Plan, as applicable, which sets forth the terms and conditions of each grant of Options.

        "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Subsection 8(b) or Subsection 9(a) of the Plan.

        "Plan" means the Amended and Restated USABanc.com, Inc. Stock Option Plan, as amended from time to time.

        "Rule 16b-3 means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

        "Section 16 Officer" means any person who is an "officer" within the meaning of Rule 16a-l (f) promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule.

        "Shares" means the shares of Common Stock of the Company which are the subject of Options under the Plan.

     3. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company if all members of the Board of Directors are Disinterested Directors; provided, however, that if all members of the Board of Directors are Disinterested Directors, the Board of Directors may designate a committee or committee(s) of the Board of Directors composed of two or more directors to administer the Plan with respect to the Section 16 Officers, directors, and/or key employees. If any of the members of the Board of Directors are not Disinterested Directors, the Board of Directors shall (i) designate a committee composed of two or more of directors, each of whom is a Disinterested Director (the "Disinterested Director Committee"), to operate and administer the Plan in its stead, or (ii) designate two committees to operate and administer the Plan in its stead, a Disinterested Director Committee to operate and administer the Plan with respect to the Company's Section 16 Officers and the directors who are not members of the Disinterested Director Committee, and another committee composed of two or more directors (which may include directors who are not Disinterested Directors) to operate and administer the Plan with respect to persons other than Section 16 Officers or directors or (iii) designate a Disinterested Director Committee to operate and administer the Plan with respect to the Company's Section 16 Officers and directors (other than those directors serving on the Disinterested Director Committee) and itself operate and administer the Plan with respect to persons other than Section 16 Officers or directors. Any of such committees designated by the Board of Directors, and the Board of Directors itself in its administrative capacity with respect to the Plan, is referred to as the "Committee." With the exception of the timing of grants of Options, the price at which Shares may be purchased and the number of Shares covered by Options granted to each member of the Disinterested Director Committee, all of which shall be determined pursuant to Section 9, the other provisions set forth herein, as it pertains to members of the Disinterested Director Committee, shall be administered by the Board of Directors. Notwithstanding the foregoing, in the event the Board of Directors does not have at least two Disinterested Directors, the Plan shall be administered by a committee consisting of those members of the Board of Directors who are designated by the Board of Directors to serve in that capacity.

       (a) Meetings. The Committee shall hold meetings at such times and places as it may determine, shall keep minutes of its meetings, and shall adopt, amend and revoke such rules or procedures as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by a majority of its members shall be as effective as though it had been taken at a meeting duly called and held. The Committee shall report all actions taken by it to the Board of Directors.

       (b) Grants. Except with respect to options granted to non-employee members of the Board of Directors pursuant to Section 9, the Committee shall from time to time at its discretion direct the Company to grant Options pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the persons to whom, the times at which, and the price at which Options shall be granted, (ii) determine the type of Option to be granted and the number of Shares subject thereto and (iii) approve the form and terms and conditions of the Option Documents; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Grantee's services and responsibilities, the Grantee's present and potential contribution to the Company's success and such other factors as it may deem relevant. Notwithstanding the foregoing, grants of Options to non-employee members of the Board of Directors under Section 9 shall be made exclusively in accordance with the provisions of Section 9. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final, binding and conclusive.

       (c) Exculpation. No member of the Committee shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office under Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Subsection 3(c) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.

       (d) Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled, without further action on his part, to indemnification from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company's Articles of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

     4. Options under the Plan. Options under the Plan may be in the form of a Non-qualified Stock Option, an ISO, or a combination thereof, at the discretion of the Committee, except as provided in Section 9.

     5. Eligibility. All officers, other employees, members of the Board of Directors, independent contractors and consultants of the Company or an Affiliate shall be eligible to receive Non-qualified Stock Options hereunder. Only employees (as determined in accordance with the withholding tax rules of Section 3401(c) of the Code) are eligible to receive ISOs.

     6. Shares Subject to Plan. The aggregate maximum number of Shares for which Options may be granted pursuant to the Plan is 771,870, subject to adjustment as provided in Section 11 of the Plan. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, the Shares for which the Option was not exercised may again be the subject of one or more Options granted pursuant to the Plan. The maximum number of shares which may be subject to Options granted under the Plan to any individual in any fiscal year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to options which are canceled continue to be counted against the Award Limit and if, after the grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option, and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit.

     7. Term of the Plan. The Plan, as amended and restated, is effective as of May 19, 1999, the date on which it was adopted by the Board of Directors, subject to the approval (within twelve (12) months before or after the date the Plan is adopted) by a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting, by the unanimous consent in writing of the shareholders or by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval within twelve months of the date the Plan is adopted. No Option may be granted under the Plan after the earlier of May 18, 2009 or ten (10) years from the date the Plan is approved by the shareholders.

     8. Option Documents and Terms. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the option shall be specifically designated at the time of grant to be an ISO for federal income tax purposes. To the extent any Option designated an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan. However, the provisions of this Section 8 shall not be applicable to Options granted to non-employee members of the Board of Directors under Section 9, except as otherwise provided in Subsection 9(c).

       (a) Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one option, which may include Options which are intended to be ISO's and Options which are not intended to be ISO's, but only on the terms and subject to the conditions and restrictions of the Plan.

        (b) Option Price. Each Option Document shall state the Option Price which shall in all events be at least 100%; of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Subsection 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines acting in good faith.

        (c) Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Act), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act) , (b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any option granted hereunder until any of the events described in this sentence has occurred.

        (d) Medium of Payment. An Optionee shall pay for Shares (i) in cash,
(ii) by certified or cashier's check payable to the order of the Company, or
(iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Company's Common Stock held by the Optionee. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares of Common Stock in excess of the number of shares of Common Stock required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent (i) the Shares in respect of which payment is made, and (ii) such excess number of shares of Common Stock. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an option as it deems appropriate.

        (e) Termination of Options.

            (i) No Option shall be exercisable after the first to occur of the following:

                (A) Expiration of the Option term specified in the Option Document;

                (B) Ten (10) years from the date of grant, or five years from the date of grant of an ISO if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate;

                (C) Expiration of three months from the date the Optionee's employment or service with the Company or its Affiliates terminates for any reason;

                (D) Except to the extent otherwise provided in an Optionee's Option Document, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his or her employment or service contract with the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture;

                (E) The date, if any, set by the Board of Directors as an accelerated expiration date in the event of the liquidation or dissolution of the Company; or

                (F) The occurrence of such other event or events as may be set forth in the Option Document as causing an accelerated expiration of the Option.

            (ii) Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the option term specified in the Option Document pursuant to Subsection 8(e)(i)(A), or to a date that is no later than five years from the date the Option would have otherwise terminated, whichever date occurs first, provided that any change pursuant to this Subsection 8(e)(ii) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

            (iii) Notwithstanding anything to the contrary contained in the Plan or an Option Document, an ISO shall be treated as a Non-qualified Stock Option to the extent such ISO is exercised at any time after the expiration of the time period permitted under the Code for the exercise of an ISO.

        (f) Transfers. No Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an option is granted, such Option may be exercised only by such person. Notwithstanding the foregoing, a Non-qualified Stock option may be transferred pursuant to the terms of a (i) "qualified domestic relations order," within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, and (ii) the Committee may provide, in an Option Document, that an Optionee may transfer Options to his or her children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a "Family Transfer"), provided that the Optionee receives no consideration for a Family Transfer and the Option Documents relating to Options transferred in a Family Transfer continue to be subject to the same terms and conditions that were applicable to such options immediately prior to the Family Transfer.

        (g) Holding Period. No Option granted under the Plan may be exercised before the later of (i) the expiration of six months from the date of grant or
(ii) the expiration of such greater period of time as may be specified in the Option Documents.

        (h) Limitation on ISO Grants. To the extent that the aggregate Fair Market Value of stock with respect to which ISOs issued under the Plan and incentive stock options issued under any other incentive stock option plan of the Company or its Affiliates are exercisable for the first time by any individual during any calendar year exceeds $100,000, such ISOs shall be treated as Non-qualified Stock Options issued under the Plan. For purposes of this subsection 8(h), the Fair Market Value of stock shall be determined as of the date of grant of the ISO or other incentive stock option.

        (i) Other Provisions. Subject to the provisions of the Plan, the Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

        (j) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend option Documents issued to an Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made pursuant to Subsection 8(e)(i)(E) or Section 10 of the Plan, as applicable.

     9. Special Provisions Relating to Grants of Options to non-employee members of the Board of Directors. Options granted pursuant to the Plan to non-employee members of the Board of Directors shall be granted in accordance with the terms and conditions set forth in this Section 9. Options granted pursuant to this Section 9 shall be evidenced by Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

        (a) Timing of Grants; Number of Shares Subject of Options; Exercisability of Options; Option Price. Each non-employee member of the Board of Directors may be granted options to purchase Shares at such time and in such amount as the Committee determines in its complete discretion; provided, however, that grants to members of the Committee shall be made, if at all, pursuant to a determination of a majority of the members of the entire Board of Directors. Each such Option shall be a Non-qualified Stock Option. The Option Price shall be at Fair Market Value with respect to all other Options granted under this Section 9.

        (b) Termination of Options Granted Pursuant to Section 9. All Options granted pursuant to this Section 9 shall be exercisable until the first to occur of the following:

            (i) Expiration of ten (10) years from the date of grant;

            (ii) Expiration of three (3) months from the date the Optionee's service as a member of the Board of Directors terminates for any reason other than Disability or death; provided, however that if the Optionee dies within three years following the date the Optionee's service as a member of the Board of Directors terminates as a result of disability, retirement or resignation without having fully exercised the option, the Optionee's executors, administrators, legatees or distributees of his or her estate shall have the right to exercise the Option during the twelve month period following Optionee's death, but only to the extent such Option could have been exercised by the Optionee had the optionee continued to serve as a non-employee member of the Board of Directors during such period; or

            (iii) Expiration of one (1) year from the date the Optionee's service as a director terminates due to the Optionee's Disability or death.

        (c) Applicability of Provisions of Section 8 to Options Granted Pursuant to Section 9. The following provisions of Section 8 shall be applicable to options granted pursuant to this Section 9: Subsection 8(a)(provided that all Options granted pursuant to this Section 9 shall be Non-qualified Stock Options); the last sentence of Subsection 8(b); Subsection 8(c); Subsection 8(d) (provided that Option Documents relating to Options granted pursuant to this Section 9 shall provide that payment may be made in whole or in part in shares of Company Common Stock); Subsection 8(f); and Subsection 8(i).

        (d) Election to Waive Grant. Any person who would otherwise be granted an Option under this Section 9 shall be permitted to elect not to receive such Option (in which case such person will receive nothing in lieu thereof) and may also revoke any previous election not to receive such Option at any time prior to the date on which such Option would, but for an election under this Subsection 9(d), be granted. In either case, the election or the revocation of the election will be effective only for Options under this Section 9 that otherwise were scheduled to be made after the date of the election.

     10. Change of Control. In the event of a Change of Control, the Committee may take whatever action it deems necessary or desirable with respect to the Options outstanding (other than Options granted pursuant to Section 9), including, without limitation, accelerating the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionees. In addition to the foregoing, in the event of a Change of Control, Options granted pursuant to the Plan and held by Optionees at the time of a Change of Control shall become immediately exercisable in full. Any amendment to this Section 10 which diminishes the rights of Optionees, other than the acceleration of the expiration or termination date to a date no earlier than thirty (30) days after notice of such acceleration, shall not be effective with respect to Options outstanding at the time of adoption of such amendment, whether or not such outstanding Options are then exercisable.

     A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) and the shareholders of the other constituent corporation (or its board of directors if shareholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Common Stock immediately prior to the merger or consolidation will have at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders, ownership of Common Stock of the Company immediately before the merger or consolidation, or (iv) the date any entity, person or group, within the meaning of Section 13 (d) (3) or Section 14 (d) (2) of the Securities Exchange Act of 1934, as amended, other than the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding Shares of the Company's Common Stock, or (v) the first day after the date this Plan is effective when individuals who are Incumbent Directors (as defined below) cease to constitute a majority of the members of the Board of Directors ("Incumbent Directors" for this purpose being the members of the Board of Directors on the date of the adoption of the Plan, provided that any persons becoming a member of the Board of Directors subsequent to such date whose election or nomination for election was supported by two-thirds of the members of the Board of Directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director).

     11. Adjustments on Changes in Capitalization.

         (a) In the event that the outstanding Shares are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like (not including the issuance of Common Stock on the conversion of other securities of the Company which are outstanding on the date of grant and which are convertible into Common Stock) or dividends payable in Shares, an equitable adjustment shall be made by the Committee in the aggregate number of shares available under the Plan and in the number of Shares and price per Share subject to outstanding Options. Unless the Committee makes other provisions for the equitable settlement of outstanding Options, if the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of issuance of the stock under such corporate event be entitled to receive upon the exercise of his or her Option the same number and kind of shares of stock or the same amount of property, cash or securities as he or she would have been entitled to receive upon the occurrence of any such corporate event as if he or she had been, immediately prior to such event, the holder of the number of shares covered by his or her Option.

         (b) Any adjustment under this Section 11 in the number of Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

         (c) The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive.

     12. Amendment of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not change the class of individuals eligible to receive an ISO or increase the maximum number of shares as to which Options may be granted without obtaining approval, within twelve months before or after such action, by vote of a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter, by the unanimous consent in writing of the shareholders, or by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval. In addition, the provisions of Section 9 that determine
(i) which directors shall be granted Options pursuant to Section 9; (ii) the amount of Shares subject to Options granted pursuant to Section 9; (iii) the price at which shares subject to Options granted pursuant to Section 9 may be purchased and (iv) the timing of grants of Options pursuant to Section 9 shall not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended. No amendment to the Plan shall adversely affect any outstanding Option, however, without the consent of the Grantee.

     13. No Commitment to Retain. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Grantee in the employ of the Company or an Affiliate and/or as a member of the Company's Board of Directors or in any other capacity.

     14. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee's compliance, to the Company's satisfaction, with any withholding requirement.

     15. Interpretation. The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Securities Exchange Act of 1934, as amended) to satisfy the conditions of Rule 16b-3; to the extent that any provision of the Plan would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. This section shall not be applicable if no class of the Company's equity securities is then registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

      PLEASE MARK VOTES                   REVOCABLE PROXY
[X]   AS IN THIS EXAMPLE                  USABanc.com, Inc.

     This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Maureen P. Steady and Brian M. Hartline, and each of them, as proxies, each with the full power of substitution, and hereby authorizes them to vote as designated below, all the shares of Common Stock of USABanc.com, Inc. held of record by the undersigned on June 1, 1999, or to otherwise act, at the Annual Meeting of Shareholders to be held on July 15, 1999, or any adjournment or postponement thereof

                                              With-         For All
                                    For       hold          Except
1. ELECTION OF DIRECTORS            [ ]       [ ]            [ ]

George M. Laughlin
Kenneth L. Tepper
Clarence L. Rader
Jeffrey A. D'Ambrosio
George C. Fogwell, III
John A. Gambone
Wayne O. Leevy
Zeev Shenkman
Carol J. Kauffman

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the following space:_____________________________________________

2. Proposal to ratify the appointment
of Grant Thornton, LLP as the independent
auditors of USABanc.com, Inc. for fiscal year 1999.      For   Against   Abstain
                                                         [ ]     [ ]       [ ]

3. Proposal to approve an amendment to the
USABanc.com, Inc. Stock Option Plan to increase
the number of shares of Common Stock issuable
thereunder by 250,000 shares                             For   Against   Abstain
                                                         [ ]     [ ]       [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this Annual Meeting.

     Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized person.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

     IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE VOTE, SIGN, DATE, AND MAIL THE PROXY CARD TODAY

Please be sure to sign and date                             Date
this Proxy in the box below.

Shareholder sign above                           Co-holder (if any) sign above


--------------------------------------------------------------------------------
   Detach above card, sign, date, and mail in postage paid envelope provided.

                               USABanc.com, Inc.

                               PLEASE ACT PROMPTLY
                    SIGN, DATE, & MAIL YOUR PROXY CARD TODAY